UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2015

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane, Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 682-3000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2015, The J. M. Smucker Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), dated as of November 23, 2015, with Blue Holdings I, L.P. (the “Selling Shareholder”), Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC (together, the “Underwriters”) with respect to a registered underwritten public offering (the “November 2015 Secondary Offering”) of 3,861,650 shares of the Company’s common shares, no par value per share (the “Common Shares”), to be sold by the Selling Shareholder. The Common Shares sold by the Selling Shareholder represent 100% of the ownership interests attributable to affiliates of Vestar Capital Partners (“Vestar”). The November 2015 Secondary Offering was completed on November 30, 2015.

The sale of the Common Shares by the Selling Shareholder was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-197428) (the “Registration Statement”), including a free-writing prospectus dated November 23, 2015 and filed with the Securities and Exchange Commission (the “Commission”) on November 23, 2015 and a prospectus supplement dated November 23, 2015 (the “Prospectus Supplement”) to the prospectus contained in the Registration Statement dated July 15, 2014 (the “Base Prospectus”), filed by the Company with the Commission on November 25, 2015 pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Common Shares, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Underwriters and their affiliates perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which they will receive fees and expenses.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

In connection with the offering by the Selling Shareholder of the Common Shares, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement, the Base Prospectus and/or the Prospectus Supplement: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K) and (ii) the opinion of counsel with respect to the validity of the Common Shares sold in the offering (Exhibit 5.1 to this Current Report on Form 8-K).

Item 8.01. Other Events.

As previously disclosed, pursuant to the Shareholders Agreement, dated as of February 3, 2015, by and among the Company, the Selling Shareholder, Kohlberg Kravis Roberts & Co, L.P. (“KKR”), Vestar, Centerview Capital Management LLC (“Centerview”), AlpInvest US

Holdings, LLC (“AlpInvest”) and certain of their affiliated investment funds, each of KKR, Vestar, and Centerview was granted the right to designate a board observer to the Company’s Board of Directors, which rights terminate if the applicable investor beneficially owns less than 50% of the shares of the Company initially owned by it upon completion of the Company’s acquisition of Big Heart Pet Brands on March 23, 2015. As previously disclosed, on July 15, 2015, the Selling Shareholder sold 4,921,934 Common Shares in an underwritten secondary offering, which represented 100% of the ownership interests attributable to affiliates of Centerview and AlpInvest (the “July 2015 Secondary Offering”), and upon completion of the July 2015 Secondary Offering, Centerview ceased to be the beneficial owner of any of the Common Shares and lost its right to designate a board observer. Also as previously disclosed, on September 25, 2015, the Selling Shareholder sold 8,277,495 Common Shares in an underwritten secondary offering, which represented 100% of the ownership interests attributable to affiliates of KKR (the “September 2015 Secondary Offering”), and upon completion of the September 2015 Secondary Offering, KKR ceased to be the beneficial owner of any of the Common Shares and lost its right to designate a board observer. Upon completion of the November 2015 Secondary Offering, Vestar also ceased to be the beneficial owner of any of the Common Shares and lost its right to designate a board observer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 23, 2015, among the Company, the Selling Shareholder, Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC

5.1	Opinion of Calfee, Halter & Griswold LLP

23.1	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: November 30, 2015	By:	/s/ Mark R. Belgya
	Name:	Mark R. Belgya
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 23, 2015, among the Company, the Selling Shareholder, Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC

5.1	Opinion of Calfee, Halter & Griswold LLP

23.1	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1)